UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: November 12, 2009 (date of earliest event report)

Tidelands Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-50707	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina	29464
(Address of principal executive offices)	(Zip Code)

(843) 388-8433

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  Due to an error in formatting the power point presentation attached as Exhibit 99.1 to our Form 8-K, originally filed on November 12, 2009, we are filing this Amendment No. 1 to the Form 8-K in order to correct the formatting issue on slide number 5.  No other changes have been made to the original Form 8-K as previously filed.

ITEM 7.01.  REGULATION FD DISCLOSURE

The Company is hereby furnishing a slide presentation by Robert E. “Chip” Coffee, Jr., President and Chief Executive Officer and Alan W. Jackson, Executive Vice President and Chief Financial Officer when they speak to various members of the financial and investing community on November 12, 2009, at the Sandler O’Neill & Partners, L.P. 2009 East Coast Financial Services Conference.  The presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 and Exhibit 99.1 of Item 9.01 is being furnished, not filed.  Accordingly, the information in this Item 7.01 and Exhibit 99.1 of Item 9.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that (i) the information in this report is material or complete or (ii) investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits: The following exhibits are filed as part of this report:

Exhibit
Number	Description

99.1	Slide presentation given by certain executive officers of Tidelands Bancshares, Inc. on November 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS BANCSHARES, INC.

Dated: November 13, 2009	By:	/s/ James M. Bedsole
James M. Bedsole
Executive Vice President and Chief Risk Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Slide presentation given by certain executive officers of Tidelands Bancshares, Inc. on November 12, 2009.